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EXHIBIT 23.1


                         CONSENT OF INDEPENDENT ACCOUNTANTS




We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated January 19, 1998 appearing on Page F-1 of North American Scientific, Inc.'s Annual Report on Form 10-KSB for the year ended October 31, 1997.





PRICEWATERHOUSECOOPERS LLP

Costa Mesa, California
August 27, 1998